EXHIBIT 10.65

FIRST AMENDMENT TO LEASE AND ACKNOWLEDGMENT

This First Amendment to Lease and Acknowledgment (“First Amendment”), dated for reference purposes only as of February 8, 2007, is made with reference to that certain Lease Agreement dated as of July 24, 2006 (“Lease”) by and between Panattoni Development Company, LLC, a California Limited Liability Company, as “Landlord” therein, and Health Net of California, Inc., a California corporation (as successor-in-interest to Health Net Inc., a Delaware Corporation), as “Tenant” therein, regarding that certain premises (“Premises”) located at 11031 Sun Center Drive Rancho Cordova, CA and which is more particularly described in the Lease.

The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

1.	That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied, except for the items set forth on the attached Exhibit “A” (“Landlord’s Outstanding Obligations Under the Lease”).

2.	That in accordance with Section 4 of the Lease, the Commencement Date is January 1, 2007, and that, the Expiration Date is December 31, 2009.

3.	That to Tenant’s actual knowledge, the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant’s lease of the Premises.

4.	That to Tenant’s actual knowledge, there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owned by Tenant pursuant to the Lease.

5.	That Tenant’s obligations to pay the Rent are presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commence to accrue on January 1, 2007.

6.	Tenant has not made any prior assignment, with the exception of the assignment from Health Net Inc., a Delaware Corporation, to Health Net of California, Inc., a California corporation.

7.	Section 37(r), Late Charges, is hereby amended to change “fifth day” to “tenth day” in the 7 th line thereof.

8.	Section 39(b)(1) is hereby deleted and replaced with the following:

“If Tenant elects to exercise its option to renew the term of the Lease for the First Option Term, then Tenant shall provide Landlord with written notice (the “First Renewal Notice”) no later than 5:00 pm on December 31, 2007. If Tenant elects to exercise its option to renew the term of the Lease for the Second Option Term, then Tenant shall provide Landlord with written notice (the “Second Renewal

Notice”, and generically with the First Renewal Notice, a “Renewal Notice”) no later than 5:00 pm on December 31, 2008. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.”

The third sentence of Section 39(b)(5) is hereby deleted.

9.	Section 39(c) is hereby amended to provide an additional fourth (4th) sentence, reading as follows:

“Tenant will also return the area under and around the generator and generator enclosure to its prior condition and use as vehicle parking. The removal and repair of this area will be completed no later than 30 days following lease termination and will be done at Tenant’s sole cost and expense.”

10.	Tenant hereby waives it right, pursuant to Section 4.2 of Exhibit B, to receive up to additional $10.00 per rentable square foot and to have such Additional Allowance amortized over the term of the Lease.

11.	Section 4.2 of Exhibit B is hereby amended to provide that Landlord shall, upon execution of this First Amendment, pay to Tenant the sum of $67,825 as Landlord’s contribution towards corrective work for removal and replacement of three (3) stairwells in the Building which were in noncompliance with current building codes, plus the sum of $3,784 for the installation of insulation in the first floor overhangs, both as required by the City of Rancho Cordova.

12.	This First Amendment may be executed in any number of counterparts, but all such counterparts together shall constitute a single binding instrument.

13.	Except as modified herein, the Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date(s) set forth below.

LANDLORD:		TENANT:

PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company		HEALTH NET OF CALIFORNIA, INC., a California corporation

		By:	/s/ Dennis Bell
By:	/s/ Michael Diepenbrock
	Michael Diepenbrock	Name:	Dennis Bell

Title:	Partner	Title:	Chief Real Estate and Procurement Officer

Date:	02/07/07	Date:	February 8, 2007

EXHIBIT “A”

LANDLORD’S OUTSTANDING OBLIGATIONS UNDER THE LEASE

1.	Payment of $25.00 per rental square foot for Tenant Improvements as set forth in Exhibit B to the Lease (Lease Improvement Agreement) Section 4.2.

2.	Completion of all ADA modifications required on the Lot other than those required for the interior of the Building.

3.	Completion of parking lot curb repairs, curb painting and restriping throughout the Lot.